Exhibit 4.13

SPARE BACK, INC.

FORM OF INVESTOR WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

STOCK PURCHASE WARRANT

To Purchase Shares of Common Stock

No. 2006-__	Issue Date: __, 2006

THIS CERTIFIES that, for value received, _______________ (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof, to subscribe for and purchase, from SPARE BACKUP, INC., a Delaware corporation (the “Company”), ________ of the fully paid non-assessable shares of the Company’s common stock, $0.001 par value per share (“Common Stock”) at a purchase price of $0.60 per share, provided that such right will terminate, if not terminated earlier in accordance with the provisions hereof, at 5:00 p.m. (California time) on the second anniversary (the “Expiration Date”) of the date hereof. The purchase price and the number of shares for which this warrant (the “Warrant”) is exercisable are subject to adjustment, as provided herein. This Warrant was issued in connection with the Company’s private offering (the “Offering”) of units of the Company’s securities (the “Units”), each Unit consisting of five shares of Common Stock and two two-year warrants, each to purchase one share of the Company’s Common Stock (a “Warrant Share”) pursuant to a Private Placement Memorandum dated June 21, 2006 (the “Memorandum”) and is subject to the terms of a Subscription Agreement (the “Subscription Agreement”) dated the date hereof to which the initial Holder is a party. Capitalized terms used and not otherwise defined herein will have the respective meanings ascribed to such terms in the Memorandum.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)         The term “Company” shall include Spare Backup, Inc., f/k/a Newport International Group, Inc., and any corporation which shall succeed or assume the obligations of Spare Backup, Inc. hereunder.

(b)         The term “Warrant Shares” includes (i) the Company’s common stock (“Common Stock”) and (ii) any other securities into which or for which any of the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)         The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

(d)         The term “Exercise Price” shall be $0.60 per share, subject to adjustment pursuant to the terms hereof.

1.	Number of Shares Issuable upon Exercise.

Unless sooner terminated in accordance herewith, from and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, [____] shares of Common Stock of the Company, subject to adjustment pursuant hereto, by delivery of an original or fax copy of the exercise notice attached hereto as Exhibit A (the “Notice of Exercise”) along with payment to the Company of the Exercise Price.

2.	Exercise of Warrant.

(a)         The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole at any time or in part from time to time by delivery of the Notice of Exercise duly completed and executed at the office of the Company in California (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price of the shares thereby purchased (cash or by certified or official bank check payable to the order of the Company in an amount equal to the Exercise Price of the shares thereby purchased); whereupon the Holder of this Warrant shall be entitled to receive a certificate for the number of Warrant Shares so purchased; provided that the Company will place on each certificate a legend substantially the same as that appearing on this Warrant, in addition to any legend required by any applicable state or federal law. If this Warrant is exercised in part, the Company will issue to the Holder hereof a new Warrant upon the same terms as this Warrant but for the balance of Warrant Shares for which this Warrant remains exercisable. The Company agrees that upon exercise of this Warrant the Holder shall be deemed to be the record owner of the shares issued upon exercise as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. This Warrant will be surrendered at the time of exercise or if lost, stolen, misplaced or destroyed, the Holder will comply with Section 7 below.

(b)         Certificates for shares purchased hereunder shall be delivered to the Holder hereof within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

(c)          The Company covenants that all Warrant Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all preemptive rights, taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue which shall be paid by the Company in accordance with Section 4 below).

3.	No Fractional Shares.

The Company shall not be required to issue fractional Warrant Shares upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional Warrant Shares. In the event that a fraction of a Warrant Share would, except for the provisions of this Section 3, be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Per Share Market Value of the Warrant Share.

For purposes of this Warrant, the Per Share Market Value shall be determined as follows: As used herein, “Per Share Market Value” means on any particular date (a) the closing bid price per share of Common Stock on such date on the national securities exchange on which the shares of Common Stock are then listed or quoted, or if there is no such price on such date, then the average of the closing bid and asked prices on the national securities exchange on the date nearest preceding such date, (b) if the shares of Common Stock are not then listed or quoted on a national securities exchange, the average of the closing bid and asked prices for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, at the close of business on such date,or (c) if the shares of Common Stock are not then publicly traded, the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding.

4.	Charges, Taxes and Expenses.

Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder of this Warrant, this Warrant, when exercised, shall be accompanied by the Assignment Form attached hereto as Exhibit B (the “Assignment Form”) duly executed by the Holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for Warrant Shares, the Company may require, as a condition thereto, that the transferee execute an appropriate investment representation as may be reasonably required by the Company.

5.	No Rights as Shareholders.

This Warrant does not entitle the Holder hereof to any voting rights or other rights as a Shareholder of the Company prior to the exercise hereof.

6.	Exchange and Registry of Warrant.

This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Company, for a new Warrant or Warrants aggregating the total Warrant Shares of the surrendered Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.	Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor (but with no additional rights or obligations) and dated as of such cancellation, in lieu of this Warrant.

8.	Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

9.	Cash Distributions.

No adjustment on account of cash dividends or interest on the Company’s Common Stock or Other Securities that may become purchasable hereunder will be made to the Exercise Price under this Warrant.

10.        Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company’s obligations under this Warrant. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company’s obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10.

11.	Adjustments for Stock Splits, Combinations, etc.

The number of Shares and class of capital stock purchasable under this Warrant are subject to adjustment from time to time as set forth in this Section 11.

(a)	Adjustment for Change in Capital Stock. If the Company:

(i)           pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

(ii)          subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii)         combines its outstanding shares of Common Stock into a smaller number of shares;

(iv)         makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v)          issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment the Holder, upon exercise of a Warrant, may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Warrant. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 11(a), a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

(b)         The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders of this Warrant against impairment.

12.	Certificate as to Adjustments.

In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 16 hereof).

13.	Reservation of Stock Issuable on Exercise of Warrant.

The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

14.	Assignment; Exchange of Warrant.

Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a “Transferor”) with respect to any or all of the shares underlying this Warrant. On the surrender for exchange of this Warrant, with the Transferor’s duly executed Assignment Form and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Assignment Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face or faces of the Warrant so surrendered by the Transferor; and provided further, that upon any such transfer, the Company may require, as a condition thereto, that the Transferee execute an appropriate investment representation as may be reasonably required by the Company.

15.           Registration Rights. The registration of the Warrant Shares issuable upon exercise of this Warrant under the Securities Act of 1933, as amended, for resale is subject to the terms and conditions of the Investors’ Rights Agreement of even date herewith (the “Investors’ Rights Agreement”).

16.	Warrant Agent.

The Company may, by written notice to each Holder of a Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 2, exchanging this Warrant pursuant to Section 14, and replacing this Warrant pursuant to Section 7, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

17.	Notices, etc.

All notices shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth below each party’s signature on the Subscription Agreement.

18.	Notices of Record Date.

In case,

(a)         The Company takes a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive a dividend, distribution or any other rights; or

(b)         There is any capital reorganization of the Company, reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or consolidation or merger of the Company with or into another corporation which does not constitute a Sale of the Company; or

(c)         There is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in any such case, the Company shall cause to be mailed to the Holder, at least 20 business days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up.

19.	Amendments and Supplements.

(a)         The Company may from time to time supplement or amend this Warrant without the approval of any Holders in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. All other supplements or amendments to this Warrant must be signed by the party against whom such supplement or amendment is to be enforced.

(b)         Notwithstanding Section 19(a), the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

20.	Call of Warrants by the Company.

Subject to the terms and conditions set forth herein, on any date during the period between the date of this Warrant and the Expiration Date, on or after the first day after the 10 Trading Day (as defined below) average price of the Common Stock exceeds $1.00 per share (the “Call Date”) and the Warrant Shares have been registered for a period of 15 business days, the Company shall have the right to deliver written notices to the Holder (each, a “Call Notice” and the day a Call Notice is delivered, a “Delivery Date”), providing the Company with an option to call, on the third Trading Day following the receipt of the Call Notice (“the Exercise Date”), any or all Warrants. The Company may not deliver a Call Notice unless and until all of the conditions set forth in this Section 20 have been satisfied by the Company or waived by the Holder.

As used herein, “Trading Day” means a day on which the shares of Common Stock are traded on the national securities exchange on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on a national securities exchange, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service; provided, however, that in the event that the shares of Common Stock are not listed or quoted as set forth in (a) and (b) hereof, then Trading Day shall mean any calendar day that is not a Saturday, Sunday or federal holiday.

(a)         Conditions Precedent to the Right of the Company to Deliver a Call Notice. The right of the Company to deliver a Call Notice is subject to the satisfaction by the Company or waiver by the Holder, at or before the applicable Delivery Date and the applicable Exercise Date, of each of the following conditions:

(i)          Accuracy of the Company’s Representations and Warranties in the Investors’ Rights Agreement. Any material representations and warranties of the Company contained in the Investors’ Rights Agreement of even date herewith by and between the Company and Holder shall be true and correct as of the date when made, as of the applicable Delivery Date as though made on and as of the applicable Delivery Date and as of the applicable Exercise Date as though made on and as of the applicable Exercise Date;

(ii)         Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Warrant and the Investors’ Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Delivery Date and the applicable Exercise Date;

(iii)        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Warrant and the Investors’ Rights Agreement;

(iv)        Trading Threshold. For the 10 Trading Days immediately preceding the applicable Call Date, the average of the Per Share Market Value (as defined below) for such 10 Trading Days shall be at least $1.00;

(v)         Registration of Warrants. For the 15 business days immediately preceding the applicable Call Date the Warrant Shares shall be registered on a registration statement covering the public sale of securities as further described in the Investors’ Rights Agreement; and

(vi)       Notice. Notice of the Call Date shall be given to registered holders of Warrants in the manner provided in Section 17.

21.	Investment Intent.

Holder represents and warrants to the Company that Holder is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants.

22.	Certificates to Bear Language.

The Warrants and the Warrant Shares issuable upon exercise thereof shall bear the following legend by which Holder shall be bound:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.”

Certificates for Warrants or Warrant Shares without such legend shall be issued if such Warrants or Warrant Shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act.

23.	Miscellaneous.

(a)         This Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Warrant, including, but not limited to, enforcement of any arbitration award. The Company and the Holder agree to submit to the jurisdiction of such courts and waive trial by jury.

(b)         If any action or proceeding is brought by the Company on the one hand or by the Holder on the other hand to enforce or continue any provision of this Warrant, the prevailing party’s costs and expenses, including its reasonable attorney’s fees, in connection with such action or proceeding shall be paid by the other party.

(c)         In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.

(d)         The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[Signature page follows]

                IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

SPARE BACKUP, INC., a Delaware corporation

By: ___________________________________

Cery B. Perle,

President

Date:	______________

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO: Spare Backup, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.2006-____), hereby irrevocably elects to purchase:

________ shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is an aggregate of $ ___________.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _________________________________ whose address is _________________________________

_________________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated: ___________________	__________________________________________

(Signature must conform to name of holder as
specified on the face of the Warrant)

__________________________________________

__________________________________________

(Address)

EXHIBIT B

ASSIGNMENT FORM

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the number of shares of Common Stock of Spare Backup, Inc. to which the within Warrant relates specified under the heading “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Spare Backup, Inc. with full power of substitution in the premises.

Transferees	Number Transferred

Dated: _________________________	____________________________________

(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

______________________________	____________________________________

____________________________________
______________________________	(address)

Print Name

ACCEPTED AND AGREED BY TRANSFEREE:

______________________________	____________________________________

____________________________________
______________________________	(address)

Print Name